PETROLEUM HEAT AND POWER CO., INC.




                          FIRST AMENDMENT




                    Dated as of January 24, 1994




                                Re:

          Purchase Agreement Dated as of September 1, 1991

                                and

                   $12,763,663 Subordinated Notes
                         Due March 1, 2000

                 PETROLEUM HEAT AND POWER CO., INC.

                          FIRST AMENDMENT


                                Re:

          Purchase Agreement Dated as of September 1, 1991

                                and

                   $12,763,663 Subordinated Notes
                         Due March 1, 2000



                                                        Dated as of
                                                   January 24, 1994


United States Leasing International, Inc.
733 Front Street
Mail Stop 220
San Francisco, CA  94111

Gentlemen:

          Reference is made to the Purchase Agreement dated as of

September 1, 1991, between Petroleum Heat and Power Co., Inc., a

Minnesota corporation (the "Company"), and you (the "Purchase

Agreement").  Capitalized terms used herein and not otherwise defined shall have the same meanings as in the Purchase Agreement.

You are hereinafter sometimes referred to as the "Holder."

          In consideration of the sum of Sixty-Three Thousand Eight

Hundred and Eighteen ($63,818) Dollars lawful money of the United

States of America and for other good and valuable consideration,

receipt whereof is hereby acknowledged by the Holder, the Company requests the amendment of the terms of the Purchase Agreement as hereinafter provided.

          Upon your acceptance hereof and upon satisfaction of the

conditions hereof, the First Amendment to the Purchase Agreement

(this "First Amendment") shall constitute a contract between us amending the Purchase Agreement in the respects, but only in the respects, hereinafter set forth:


SECTION 1.  AMENDMENTS TO NOTE AGREEMENT
- ----------  ----------------------------

          1.1  Definition of Notes.  Notwithstanding any provision
               -------------------

to the contrary, the term "Notes" means collectively, $6,381,831.50 aggregate principal amount of the Company's Series A Subordinated

Notes due March 1, 2000 ("Series A Notes") and $6,381,831.50

aggregate principal amount of the Company's Series B Senior Notes due March 1, 2000 ("Series B Notes").

          1.2  Amendment to Section 5.5.  Section 5.5 is hereby
               ------------------------

amended by deleting the existing provisions and by substituting therefor the following provisions:

               5.5  Nature of Business.  Neither the Company nor
                    ------------------
          any Subsidiary will engage in any business if, giving effect thereto, less than 80% of the Consolidated Operating Cash Flow of the Company for the 12 months ended with its most recently ended fiscal quarter would be attributable to the distribution of home heating oil (#2 fuel oil), propane and related products (including the distribution of other petroleum products which were distributed by the Company during its fiscal year ending December 31, 1990), all as determined in accordance with generally accepted accounting principles. Schedule VI attached hereto lists all petroleum products which were distributed by the Company or its Subsidiaries during the fiscal year ended December 31, 1990. Each Officer's Certificate to be delivered pursuant to Sec.5.19(h) hereof shall set forth in detail the percent of the Consolidated Operating Cash Flow of the Company, for the 12 months ended with the fiscal quarter or fiscal year, as the case may be, to which such Officer's Certificate relates, attributable to the distribution by the Company or its Subsidiaries of home heating oil (#2 fuel oil) propane and all other petroleum products which were distributed by the Company during its fiscal year ending December 31, 1990.

          1.3  Amendment to Section 5.6.  Section 5.6 is hereby
               ------------------------

amended by deleting the existing provisions of subsection (a) and

(b) and (c) and by substituting therefor the following provisions:

               "Neither the Company nor any of its Subsidiaries will incur, create, assume, guarantee or otherwise become liable for any additional Funded Debt unless, after giving effect thereto, the Company's Consolidated EBITDA Coverage Ratio exceeds 2.0 to 1 from January 1, 1994 through December 31, 1995; 2.1 to 1 from January 1, 1996 through December 31, 1996; 2.2 to 1 from January 1, 1997 through December 31, 1997; 2.3 to 1 from January 1, 1998 through December 31, 1998; 2.4 to 1 from January 1, 1999 through December 31, 1999 and 2.5 to 1 on and after January 1, 2000 (each such ratio for each such period, a "Minimum Consolidated EBITDA Coverage Ratio").

               The foregoing restriction on additional Funded Debt shall not be applicable to (i) Funded Debt incurred to refund, extend or renew up to an equal amount of outstanding Funded Debt; provided that: (1) the principal amount of the Funded Debt so incurred will not exceed the principal amount of the Funded Debt so exchanged, refunded or refinanced and (2) the Funded Debt so incurred (A) will not mature prior to the Stated Maturity of the Funded Debt so exchanged, refunded or refinanced and (B) will have an Average Life equal to or greater than the remaining Average Life of the Funded Debt so exchanged, refunded or refinanced and (3) if the Funded Debt so exchanged is a subordinated obligation to either the Series A or Series B Notes, the Funded Debt so incurred will be subordinated to such Series A or Series B Notes as the case may be, and (ii) additional Funded Debt in an aggregate amount not to exceed $25 million at any one time outstanding; provided, however, that Funded Debt incurred pursuant to this subsection (ii) shall be deemed not to be outstanding for purposes of this subsection (ii) if at the end of any period of four consecutive fiscal quarters, the Company's Consolidated EBITDA Coverage Ratio exceeds the then applicable Minimum Consolidated EBITDA Coverage Ratio.

               In addition, the Company will not create, incur, assume or permit to exist any Lien (other than Permitted Liens) upon or with respect to any of the property of the Company or any Subsidiary to secure Funded Debt that is not Senior Debt unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Funded Debt for so long as such Funded Debt is secured by a Lien."


          1.4 Section 6.1 is hereby amended by deleting the first sentence of the last paragraph of Section 6.1 and substituting the following sentence:

               "All prepayments of the Notes pursuant to this
               Section 6.1 shall be made by the payment of an amount equal to 101% of the aggregate principal amount remaining unpaid on such Notes as of the date of prepayment together with all accrued but unpaid interest thereon to the date of such prepayment, but without additional premium."

          1.5  Section 8.1 is hereby amended by inserting the term

"Series A" before the term "Notes" in each instance it appears and by amending the caption of the Section to read as follows:

               "Section 8.5 Subordination of the Series A Notes".

          1.6  Section 10.1 is hereby amended by deleting the

existing provisions and substituting the following:

               "10.1 Consent Required.  Any term, covenant,
                     ----------------
               agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 66
               2/3% of the then outstanding shares of the 1991
               Preferred Stock and at least 66 2/3% in aggregate principal amount of the then outstanding Series A
               Notes and 66 2/3% in aggregate principal amount of the then outstanding Series B Notes; provided that without the written consent of the holders of all of the 1991 Preferred Stock and the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective (a) which will change the time of payment or redemption
               (including any prepayment or redemption required by Sec.6) of the principal of, or the interest on, any Note or change the principal amount thereof or change the rate of interest thereon, or (b) which will change any of the provisions with respect to optional prepayments, or (c) which will change the percentage of holders of the 1991 Preferred Stock or the Notes required to consent to any such amendment, alteration or modification of any of the provisions of Sec.8, Sec.9 or this Sec.10. Each and every holder of the 1991 Preferred Stock or the Notes, by acceptance thereof, shall undertake and agree to consider and respond to any request made by the Company with respect to this Sec.10 without unreasonable delay."

          1.7  Amendment to Section 11.1.  (a) Section 11.1 is
               -------------------------

hereby amended to add the following definitions:

               "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of property or assets at fair market value in the ordinary course of business or (iii) a disposition of obsolete assets in the ordinary course of business.

               "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as of the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

               "Average Life" means, as of the date of
          determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

               "Consolidated EBITDA Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been incurred on the first day of such period, (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, and (C) the interest income realized by the Company and its Subsidiaries on the proceeds of such Indebtedness, to the extent not yet applied at the date of determination, assuming such proceeds earned interest at the Treasury Rate from the date such proceeds were received through such date of determination, (2) if since the beginning of such period the Company or any Subsidiary will have made any Asset Disposition, EBITDA for such period will be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale) and (3) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) will have made an Investment in any Subsidiary (or any person which becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of the assets of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company; provided, however, that such Officer shall assume (i) the historical sales and gross profit margins associated with such assets for any consecutive 12-month period ended prior to the date of purchase (provided that the first month of such period will be no more than 18 months prior to such date of purchase), less estimated post-acquisition loss of customers (not to be less than 3%) and (ii) other expenses as if such assets had been owned by the Company since the first day of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

               "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Subsidiaries, determined on a consolidated basis, including (i) interest expense attributable to capital leases, (ii) amortization of debt discount,
          (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Subsidiary under any guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations (including amortization of fees),
          (viii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries held by persons other than the Company or a Wholly Owned Subsidiary, (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan to pay interest or fees to any person (other than the Company) in connection with loans incurred by such plan or trust to purchase newly issued or treasury shares of the Company (but excluding interest expense associated with the accretion of principal on a non-interest bearing or other discount security) and
          (x) to the extent not already included in Consolidated Interest Expense, the interest expense attributable to Indebtedness of another person that is guaranteed by the Company or any of its Subsidiaries, less interest income (exclusive of deferred financing fees) of the Company and

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          its Subsidiaries determined on a consolidated basis in
          accordance with generally accepted accounting principles.

               "EBITDA" for any period means the Consolidated Net Income for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Dispositions), plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense,
          (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash expenses.

               "Hedging Obligations" of any person means the obligations of such person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such person against changes in interest rates or foreign exchange rates.

               "Indebtedness" of any person means, without duplication,

               (i) the principal of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

               (ii) all Capital Lease Obligations of such person and all Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by such person;

               (iii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

               (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such

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          person of a demand for reimbursement following payment on
          the letter of credit);

               (v) all obligations of the type referred to in clauses (i) through (iv) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including any guarantees of such obligations and dividends, including by means of any agreement which has the economic effect of a guarantee; and

               (vi) all obligations of the type referred to in clauses (i) through (v) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

               "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

               "Permitted Liens" means, (i) Liens existing on the Closing Date and renewals, extensions and refinancings thereof; (ii) rights of banks to set off deposits against debts owed to said banks; (iii) Purchase Money Indebtedness; (iv) Liens on the property of any entity existing at the time such property is acquired by the Company or any of its Subsidiaries and renewals, extensions and refinancings thereof, whether by merger, consolidation, purchase of assets or otherwise; provided, however, that in the case of this clause (iv) that such Liens (x) are not created, incurred or assumed in contemplation of such assets being acquired by the Company and (y) do not extend to any other assets of the Company or any of its Subsidiaries; and (v) Liens for taxes not yet due.

               "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation; provided, however, that Preferred Stock will not include the Company's Class B Common Stock.

               "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of property,

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          conditional sale obligations, obligation under any title
          retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) incurred to finance the acquisition by the Company or a Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness will be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached.

               "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a person and the Company or a Subsidiary leases it from such person.

               "Stated Maturity" means, with respect to any Indebtedness, the date specified in such Indebtedness, or in any agreement pursuant to which such Indebtedness was incurred, as the fixed date on which the principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

               "Treasury Rate" as of any date of determination means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to such date of determination (or, if such Statistical Release is no longer published, any publicly available source of similar market date)) of one year.

               (b)  (i)  The definition of "Indebtedness" presently

in the Purchase Agreement is deleted and replaced by the new definition set forth in subsection (a).

                    (ii)  The definition of "Consolidated Net

Income" is revised to add after the words "shall be excluded" in the ninth line of such definition:

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          ", (iii) any Net Income of any Subsidiary will
          be excluded if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to such person, except that (A) such person's equity in the Net Income of any such Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to such person as a dividend or other distribution (subject, in the case of a dividend or other distribution to another subsidiary, to the limitation contained in this clause) and (B) such person's equity in a net loss of any such Subsidiary for such period will be included in determining such Consolidated Net Income, and (iv) the cumulative effect of a change in accounting principles will be excluded.

                    (iii) The definition of "Funded Debt" is

revised to add the following at the end:

               "except to the extent that Working Capital
          Borrowings exceed an amount equal to (i) 100% of the current assets (excluding cash) of such person and its subsidiaries less (ii) the excess, if any, of current liabilities over current assets of such person and its subsidiaries in each case to be determined in accordance with generally accepted accounting principles"

               (c)  The definition of "Sevin Group" contained in

Section 9.1 is hereby amended by deleting "Malvin P. Sevin" and inserting "the Estate of Malvin P. Sevin."

          1.8  Section 12.4 is hereby amended by inserting the

following sentence at the end of the section:

          "Notwithstanding the foregoing, Series A Notes may be exchanged or replaced only for other Series A Notes and Series B Notes may be exchanged or replaced only for other Series B Notes."

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SECTION 2.  MISCELLANEOUS
- ----------  -------------

          2.1  Effectiveness.  This First Amendment shall become
               -------------

effective upon compliance by the Company with the following

conditions precedent:

               "(a) Closing Certificates.  You shall have received
                    --------------------
          certificates dated the date hereof and the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to your obligation to exchange $12,763,663 aggregate principal amount of the Company's Subordinated Notes due March 1, 2000 represented by Certificate No. R-1 (the "Old Notes") and execute this First Amendment and to the effect that (i) the representations and warranties of the Company set forth in Exhibit A hereto are true and correct on the date hereof and on the Closing Date (as defined below), (ii) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing or will occur or be continuing after the issuance and exchange of the Notes.

               (b)  Legal Opinions.  You shall have received from
                    --------------
          Phillips, Nizer, Benjamin, Krim & Ballon, counsel for the Company, its opinion dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibit B.

               (c) The Company shall have tendered to you the Series A and Series B Notes substantially in the form attached hereto as Exhibits C-1 and C-2, respectively, and you shall have delivered to the Company the Old Notes on a date designated by the Company on two business days notice to you which date shall occur on or before January 31, 1994 (the "Closing Date").


               (d)  Satisfactory Proceedings.  All proceedings
                    ------------------------
          taken in connection with the transactions contemplated by this First Amendment, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions."

          2.2  Agreement to Amend the Purchase Agreement.  As soon
               -----------------------------------------

as practicable following the consummation of the public offering of the Company's Subordinated Debentures due 2006 (the "New

Debentures"), the Company shall provide you with a copy of all instruments reflecting the New Debentures and all agreements and other documents entered into or executed by the Company in

connection with the issuance or sale of the New Debentures.  If the

Indebtedness represented by the New Debentures contains any term,

right or covenant that is more favorable to the holder or holders of the New Debentures than you, as the holder of the Notes, enjoys under the Purchase Agreement (collectively, "more favorable

covenants and other agreements"), then within 45 days following the receipt of such documents, you shall have the privilege to require the Company to amend the Purchase Agreement and/or the Notes to contain any or all of the more favorable covenants and other agreements.



          2.3  Continuing Effect of Agreements.  The First
               -------------------------------

Amendment shall not constitute a waiver or amendment or any other provision of the Purchase Agreement not expressly referred to herein.  Except as expressly amended hereby, the terms and

provisions of the Purchase Agreement is and shall remain in full force and effect.

          2.4  Counterparts.  This First Amendment may be executed
               ------------

by the parties thereto in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          2.5  Governing Law.  This First Amendment shall be
               -------------

governed by and construed and interpreted in accordance with the laws of the State of New York.

          2.6  Successors and Assigns.  This First Amendment shall
               ----------------------

be binding upon and inure to the benefit of the respective

successors and assigns of the parties hereunder.



                                PETROLEUM HEAT AND POWER CO., INC.


                                By:_______________________________
                                    George Leibowitz
                                    Senior Vice President





          The foregoing First Amendment is hereby accepted and agreed to as of the date aforesaid.


                                UNITED STATES LEASING
                                INTERNATIONAL, INC.


                                By_______________________________

                   REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to you, as of the date hereof and as of the Closing Date, as follows:

     1.   Corporate Organization and Authority.  Each of the
Company, and its Subsidiaries:

          (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

          (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

          (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

     2.   Issuance and Exchange of Notes; Execution, Delivery and
Performance of First Amendment.

          (a) The issuance of each of the Series A Notes and the Series B Notes, the exchange of the Old Notes for the Series A Notes and the Series B Notes, and the execution, delivery and performance by the Company of the First Amendment:

               (i)    are within the corporate powers of the
          Company;

               (ii) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Restated Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any liens or encumbrances on any property of the Company; and

               (iii) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Restated Articles of Incorporation or By-laws of the Company or otherwise).



                             EXHIBIT A
                        (to First Amendment)

          (b) The First Amendment has been duly executed and delivered by the Company, and each of the First Amendment and the Notes constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable in accordance with its terms.

          (c) The Series B Notes constitute and are entitled to the benefits of "Senior Debt" as such term is defined in the indenture dated as of April 1, 1993 between the Company and Chemical Bank governing the Company's $50,000,000 10 1/8% Subordinated Notes due 2003 and will constitute "Senior Debt" as such term is defined in the indenture which will govern the Company's Subordinated Debentures proposed to be issued pursuant to Registration Statement No. 33-72354 on Form S-2 as filed with the Securities and Exchange Commission; "Senior Indebtedness" as such term is defined in the Note Agreements dated as of September 1, 1988 governing the Company's $60,000,000 11.85%, 12.17% and 12.18% Subordinated Notes due
     October 1, 1998; and "Subordinated Indebtedness" as such term is defined in the Note Agreement governing the Company's $12,500,000 14.10% Subordinated Notes due January 15, 2001.

          3. No Defaults. No Default or Event of Default has occurred and is continuing and after the execution and delivery of the First Amendment, the issuance of the Notes and the exchange of the Old Notes for the Notes, no Default or Event of Default will occur or be continuing. Neither the Company nor any Subsidiary is in default in the payment of principal or interest on any Funded Debt or Current Debt or is in default under any instrument or instruments or agreements under and subject to which any Funded Debt or Current Debt has been issued, and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

     4. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with (i) the execution, delivery and performance by the Company of the First
Amendment, (ii) the issuance of the Notes or (iii) the exchange of the Old Notes for the Notes.

     5. No Material Misstatement. None of the information set forth in the Petroleum Heat and Power Co., Inc. Amendment Request dated November 1993 provided to you contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements or facts contained therein not misleading.





                             EXHIBIT A
                        (to First Amendment)

                             EXHIBIT B








                          January 26, 1994




USL Capital Corporation
733 Front Street
Mail Stop 220
San Francisco, California  94111

Ladies and Gentlemen:

          We are counsel to Petroleum Heat and Power Co., Inc., a Minnesota corporation (the "Company"), and have acted in that capacity in connection with the execution and delivery by the Company of the First Amendment (the "First Amendment") dated as of January 21, 1994 to the Purchase Agreement dated as of September 1, 1991 among the Company and you (the "Purchase Agreement") and the issuance to you of $6,381,831.50, aggregate principal amount of the Company's Series A Subordinated Notes due March 1, 2000 ("Series A Notes") and $6,381,831.50 aggregate principal amount of the Company's Series B Senior Notes due March 1, 2000 (the "Series B Notes"; and together with the Series A Notes, the "Notes") in exchange for $12,763,663 aggregate principal amount of the Company's Subordinated Notes due March 1, 2000 (the "Old Notes") previously issued to you pursuant to the Purchase Agreement. Capitalized terms not otherwise defined herein are defined as set forth in the First Amendment and the Purchase Agreement.

          We have examined, among other things, the First Amendment, the originals or copies certified or otherwise identified to our satisfaction of the Restated and Amended Articles of Incorporation (the "Restated Articles") and the By-Laws, each as amended to date, of the Company, records of the corporate proceedings relating to the First Amendment, certificates of public officials and such other documents, records and legal matters as we have deemed necessary or relevant for purposes of the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures other than signatures of officers of the Company, the authenticity of documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed, without investigation, that the First Amendment (and all collateral

USL Capital Corporation         -2-                January 26, 1994



documents relating thereto) is valid and binding on, and enforceable against, you.

          Our opinion as to the existence and good standing of the Company is based solely upon a good standing certificate dated
January 11, 1994.

          Based upon the foregoing and in reliance on statements of fact contained in the documents we have examined, we are of the opinion that:

          1. The Company is a corporation duly organized and existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to enter into and perform the First Amendment and to execute, issue and deliver the Notes.

          2. The Company has the full corporate power and authority and is authorized to conduct the activities in which it is now engaged, and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except to the extent that failure so to qualify could not, in the aggregate, have a material adverse effect upon the business or financial condition of the Company.

          3. The First Amendment has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (a) as such terms may be limited by bankruptcy, insolvency or similar laws and legal and equitable principles affecting or limiting the enforcement of creditors' rights generally, and (b) no opinion is expressed as to the availability of the remedy of specific performance.

          4. The Notes have been duly authorized, executed and delivered by proper corporate action on the part of the Company and are valid and binding obligations of the Company enforceable against the Company in accordance with their terms except (a) as such terms may be limited by bankruptcy, insolvency or similar laws and legal and equitable principles affecting or limiting the enforcement of creditors' rights generally, and (b) no opinion is expressed as to the availability of the remedy of specific performance.

USL Capital Corporation         -3-                January 26, 1994



          5. The issuance and delivery of the Notes under the circumstances contemplated by the First Amendment is an exempt transaction under the Securities Act of 1933, as amended, and does not under existing law require the registration of the Notes under the Securities Act of 1933, as amended.

          6. The issuance and delivery of the Notes in exchange for Old Notes and the execution, delivery and performance by the Company of the First Amendment do not and will not conflict with or result in any breach of any of the provisions of or constitute a default under (with the passage of time or otherwise) or result in the creation or imposition of any lien or encumbrance upon any of the property of the Company pursuant to the provision of the Restated Articles or By-Laws of the Company or any agreement or other instrument known to us after due investigation to which the Company is a party or by which the Company may be bound or violate any statute, law, or regulation to which the Company or any subsidiary of the Company or any of their respective properties may be subject or any judgment, decree, or order, known to us, of any court or governmental agency or authority entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound.

          7. All legally required corporate proceedings in connection with the authorization and issuance of the Notes in exchange for the Old Notes have been taken and no approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any party to any contract under which the Company is bound or any governmental body, federal, state or local, is necessary in connection with the execution, delivery and performance of the First Amendment and the execution, delivery, issuance and performance of the Notes, except for blue sky and securities laws of any jurisdiction as to which we express no opinion.

          8. The Series B Notes constitute, and are entitled to the benefits of "Senior Debt" as such term is defined in the indenture dated as of April 1, 1993 between the Company and Chemical Bank governing the Company's $50,000,000 10 1/8% Subordinated Notes due 2003 and constitute "Senior Debt" as such term is defined in the indenture which will govern the Company's Subordinated Debentures proposed to be issued pursuant to Registration Statement No. 33-72354 on Form S-2 as filed with the Securities and Exchange Commission as of the date hereof; "Senior Indebtedness" as such term is defined in the Note Agreements dated as of September 1, 1988 governing the Company's $60,000,000 11.85%, 12.17% and 12.18% Subordinated Notes due October 1, 1998; and "Senior Indebtedness" as such term is defined in the Note Agreement

USL Capital Corporation         -4-                January 26, 1994



governing the Company's $12,500,000 14.10% Subordinated Notes due
January 15, 2001.

          We are experts only as to the laws of the State of New
York and the Federal laws of the United States of America. We have made no special inquiry as to, and are not experts in, the laws of any other relevant jurisdiction.

          This letter is being furnished to you solely for your benefit and for the benefit of your successors and assigns. This letter may not be circulated, quoted or otherwise referred to by you, and may not be relied upon by you for any other purpose without our prior written consent.

                              Very truly yours,

                            EXHIBIT C-1

                 PETROLEUM HEAT AND POWER CO., INC.

                     Series A Subordinated Note

                         Due March 1, 2000


No. R-                                              January  , 1994

          PETROLEUM HEAT AND POWER CO., INC., a Minnesota corporation (the "Company") for value received, hereby promises to pay to

                      USL CAPITAL CORPORATION

                       or registered assigns,
                    on the 1st day of March 2000
                      the principal amount of

Six Million Three Hundred Eighty-One Thousand Eight Hundred Thirty-One and 50/100 DOLLARS ($6,381,831.50) and to pay interest on the principal amount thereof from time to time remaining unpaid hereon as follows:

          (a)  Rate of Interest.  This Series A Note shall bear
               ----------------
interest on the unpaid principal amount thereof from the date on which this Series A Note is issued at the initial rate per annum rate equal to LIBOR plus 9.28% (the "Initial Interest Rate").
                    ----

          All interest on this Series A Note shall be payable on the first Business Day of each month (each an "Interest Payment Date"), commencing on the first such day following the issuance of this Series A Note and shall accrue until the principal of this Series A Note, and all accrued interest thereon, shall have been paid in full. All interest accrued on this Series A Note at any time shall be payable in arrears (i) upon the payment or prepayment thereof, in whole or in part, on the portion so paid or prepaid and
(ii) at maturity (whether by acceleration or otherwise). All interest payable on this Series A Note shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which it is payable; provided, that if this Series A Note is prepaid on the same day on which it is issued, one day's interest shall be paid on this Series A Note.

          (b)  Adjusted Interest Rate.  Subject to the provisions
               ----------------------
of paragraph (c) below, on each Interest Payment Date on which the following two conditions are satisfied the interest payable on this Series A Note, for all periods following such Interest Payment Date through and until the interest rate payable on this Series A Note is reset to the Initial Interest Rate pursuant to paragraph (c) below, shall equal a rate per annum equal to LIBOR plus 6.93% (the
                                                   ----
"Adjusted Interest Rate"):

               (i)  there are no outstanding shares of the 1991
Preferred Stock; and

               (ii) the Company's Interest Coverage Ratio with respect to the 12-month period ending with the last day of the quarterly fiscal period immediately preceding such Interest Payment Date is greater than,

 Ratio                                             Year
 -----                                             ----

 2.47    with respect to any Interest Payment Date in 1992,
 2.57    with respect to any Interest Payment Date in 1993,
 2.76    with respect to any Interest Payment Date in 1994,
 2.90    with respect to any Interest Payment Date in 1995, and
 3.04    with respect to any Interest Payment Date in 1996 and
                                                   thereafter
          (c)  Reinstatement of Initial Interest Rate.
               --------------------------------------

               (i) If the Adjusted Interest Rate is in effect and if on or prior to September 1, 1993, (A) the Company has not
                                                         ---
refinanced, or obtained an irrevocable commitment from a bona fide lender to refinance, the 9% Maxwhale Notes with any Indebtedness having a maturity date of no earlier than June 1, 1995 (the "Intermediate Debt") or (B) the Company has not defeased the 9%
                                            ---
Maxwhale Notes, then (1) the Company shall pay to each holder of any Series A Notes an amount equal to the Interest Makewhole Payment, (2) the Company shall pay to each holder of any Series A Notes an amount equal to the Compensatory Fee and (3) if as of September 1, 1993 the Adjusted Interest Rate is in effect as a result of paragraph (b) above, the interest rate payable on this Series A Note shall be reset as of September 1, 1993 and thereafter to equal the Initial Interest Rate, and if the Adjusted Interest Rate is not in effect on September 1, 1993, the interest rate payable on this Series A Note as of September 1, 1993 and thereafter shall remain equal to the Initial Interest Rate, and in each case, subject only to paragraphs (c)(ii) and (c)(iv) below, the interest rate payable on this Series A Note shall be and remain equal to the Initial Interest Rate for all periods after September 1, 1993 notwithstanding that the conditions in paragraph (b) above are at such time or any time thereafter satisfied. All such payments of the Interest Makewhole Payment and the Compensatory Fee shall be made to the holders of this Series A Note, ratably in accordance with the unpaid principal amounts thereof, in immediately available funds within 10 days after September 1, 1993.

               (ii) In the event (A) on or prior to September 1, 1993 the Company has not refinanced or obtained an irrevocable
                     ---
commitment from a bona fide lender to refinance, the 9% Maxwhale Notes with Intermediate Debt, or has not defeased the 9% Maxwhale Notes, and (B) on or prior to June 1, 1995, the Company has refinanced, or obtained an irrevocable commitment from a bona fide lender to refinance, the 9% Maxwhale Notes with any Indebtedness having a Weighted Average Life to Maturity greater than this Series A Note or has defeased the 9% Maxwhale Notes and (C) the interest rate payable on this Series A Note, as of the date (the "Refinancing Date") on which the Company has refinanced, or obtained an irrevocable commitment from a bona fide lender to refinance , or has defeased, the 9% Maxwhale Notes, is equal to the Initial Interest Rate as a result of paragraph (c)(i) above, then, subject to paragraph (c)(v) below, the interest rate payable on this Series A Note may as of any Interest Payment Date on or following the Refinancing Date be reset pursuant to the provisions of paragraph (b) above to equal the Adjusted Interest Rate.

               (iii) In the event (A) the Company has on or prior to September 1, 1993 refinanced, or obtained an irrevocable commitment from a bona fide lender to refinance the 9% Maxwhale Notes with Intermediate Debt or has defeased the 9% Maxwhale Notes, and (B) the interest rate payable on this Series A Note as of June 1, 1995 is equal to the Adjusted Interest Rate as a result of paragraph (b) above, and (C) on or prior to June 1, 1995, the Company has not refinanced, or obtained an irrevocable commitment
            ---
from a bona fide lender to refinance, the Intermediate Debt with any Indebtedness having a Weighted Average Life to Maturity greater than this Series A Note, or has not defeased the 9% Maxwhale Notes, then (1) the Company shall pay to the holders of this Series A Note the Interest Makewhole Payment, (2) the Company shall pay to the holders of this Series A Note the Compensatory Fee and (3) the interest rate payable on this Series A Note shall be reset effective as of June 1, 1995 and for all periods thereafter to equal the Initial Interest Rate, and shall be and remain equal to the Initial Interest Rate, subject only to paragraph (c) (iv) below, for all periods after June 1, 1995 notwithstanding that the conditions in paragraph (b) above are at such time or any time thereafter satisfied. All such payments of the Interest Makewhole Payment and Compensatory Fee shall be made to the holders of this Series A Note, ratably in accordance with the unpaid principal amounts thereof, in immediately available funds within 10 days after June 1, 1995.

               (iv) in the event (A) the Company has on or prior to September 1, 1993 refinanced, or obtained an irrevocable commitment from a bona fide lender to refinance, the 9% Maxwhale Notes with Intermediate Debt or has defeased the 9% Maxwhale Notes, and (B) on or prior to June 1, 1995, the Company has not refinanced, or
                                          ---
obtained an irrevocable commitment from a bona fide lender to refinance, the Intermediate Debt with any Indebtedness having a

Weighted Average Life to Maturity greater than this Series A Note, or has not defeased the 9% Maxwhale Notes, and (C) the interest rate payable on this Series A Note has been reset pursuant to paragraph (c)(iii) above to equal the Initial Interest Rate effective as of June 1, 1995, and (D) on or after June 1, 1995 the Company has refinanced the 9% Maxwhale Notes with any Indebtedness having a Weighted Average Life to Maturity greater than this Series A Note, or defeased the 9% Maxwhale Notes, then, subject to paragraph (c)(v) below, the interest rate payable on this Series A Note as of any Interest Payment Date on or following the date on or after June 1, 1995 on which the 9% Maxwhale Notes were so refinanced (or such an irrevocable commitment obtained) or defeased, may be reset pursuant to the provisions of paragraph (b) above to equal the Adjusted Interest Rate.

               (v) If at any time during which the Adjusted Interest Rate is in effect pursuant to this Sec.5.21, the Company's Interest Coverage Ratio with respect to the 12-month period ending with the last day of the quarterly fiscal period immediately preceding any Interest Payment Date is less than that required with respect to such Interest Payment Date pursuant to paragraph (b)(ii) above, the interest rate payable on this Series A Note as of such Interest Payment Date shall be reset and equal to the Initial Interest Rate, which shall remain in effect until such time as the interest rate may be reset to the Adjusted Interest Rate pursuant to paragraph (b) above without violation of any other provision of this Sec.5.21.

          The principal hereof and interest hereon and premium, if any, are payable at the principal office of the Company in Stamford, Connecticut in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

          This Series A Note is one of the Series A Subordinated Notes due March 1, 2000 (the "Series A Notes") of the Company in the aggregate principal amount not to exceed $6,381,831.50 issued or to be issued under and pursuant to the terms and provisions of that certain Purchase Agreement dated as of September 1, 1991, as amended by the First Amendment dated as of January 21, 1994 (the "Purchase Agreement"), entered into by the Company with the original purchaser therein referred to. The Series A Notes, together with the Company's Series B Senior Notes due March 1, 2000 in aggregate principal amount not to exceed $6,381,831.50 issued pursuant to the Purchase Agreement, are sometimes collectively referred to as the "Notes" and this Series A Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Purchase Agreement to all the benefits provided for thereby or referred to therein, to which Purchase Agreement reference is hereby made for the statement thereof. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them under the Purchase Agreement.

          This Series A Note and the other Notes outstanding under the Purchase Agreement may be declared due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Purchase Agreement.

          This Series A Note is not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 6 of the Purchase Agreement.

          This Series A Note and the indebtedness evidenced hereby is and shall at all times be and remain junior and subordinate in right of payment to any and all Senior Indebtedness of the Company as defined in the Purchase Agreement, all to the extent set forth in the Purchase Agreement.

          Payment of this Series A Note is subject to certain home office payment agreements contained in the Purchase Agreement pursuant to which this Series A Note was issued and any transferee of this Series A Note must verify with the Company the principal amount of this Series A Note, the date to which interest has been paid thereon and the amount of all redemption payments previously made in respect thereof.

          This Series A Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Series A Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Series A Note shall be made only to or upon the order in writing of the registered holder.

          This Series A Note and the Purchase Agreement shall be governed and construed in accordance with New York law, without regard to the conflicts of law provisions thereof.

                              PETROLEUM HEAT AND POWER CO., INC.
                              a Minnesota corporation


                              By________________________________
                                   George Leibowitz
                                   Senior Vice President

                            EXHIBIT C-2

                 PETROLEUM HEAT AND POWER CO., INC.

                        Series B Senior Note

                         Due March 1, 2000


No. R-                                              January  , 1994

          PETROLEUM HEAT AND POWER CO., INC., a Minnesota corporation (the "Company") for value received, hereby promises to pay to

                      USL CAPITAL CORPORATION

                       or registered assigns,
                    on the 1st day of March 2000
                      the principal amount of

Six Million Three Hundred Eighty-One Thousand Eight Hundred Thirty-One and 50/100 DOLLARS ($6,381,831.50) and to pay interest on the principal amount thereof from time to time remaining unpaid hereon as follows:

          (a)  Rate of Interest.  This Series B Note shall bear
               ----------------
interest on the unpaid principal amount thereof from the date on which this Series B Note is issued at the initial rate per annum rate equal to LIBOR plus 9.28% (the "Initial Interest Rate").
                    ----

          All interest on this Series B Note shall be payable on the first Business Day of each month (each an "Interest Payment Date"), commencing on the first such day following the issuance of this Series B Note and shall accrue until the principal of this Series B Note, and all accrued interest thereon, shall have been paid in full. All interest accrued on this Series B Note at any time shall be payable in arrears (i) upon the payment or prepayment thereof, in whole or in part, on the portion so paid or prepaid and
(ii) at maturity (whether by acceleration or otherwise). All interest payable on this Series B Note shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which it is payable; provided, that if this Series B Note is prepaid on the same day on which it is issued, one day's interest shall be paid on this Series B Note.

          (b)  Adjusted Interest Rate.  Subject to the provisions
               ----------------------
of paragraph (c) below, on each Interest Payment Date on which the following two conditions are satisfied the interest payable on this Series B Note, for all periods following such Interest Payment Date through and until the interest rate payable on this Series B Note is reset to the Initial Interest Rate pursuant to paragraph (c) below, shall equal a rate per annum equal to LIBOR plus 6.93% (the
                                                   ----
"Adjusted Interest Rate"):

               (i)  there are no outstanding shares of the 1991
Preferred Stock; and

               (ii) the Company's Interest Coverage Ratio with respect to the 12-month period ending with the last day of the quarterly fiscal period immediately preceding such Interest Payment Date is greater than,

 Ratio                                             Year
 -----                                             ----

 2.47    with respect to any Interest Payment Date in 1992,
 2.57    with respect to any Interest Payment Date in 1993,
 2.76    with respect to any Interest Payment Date in 1994,
 2.90    with respect to any Interest Payment Date in 1995, and
 3.04    with respect to any Interest Payment Date in 1996 and
                                                   thereafter

          (c)  Reinstatement of Initial Interest Rate.
               --------------------------------------

               (i) If the Adjusted Interest Rate is in effect and if on or prior to September 1, 1993, (A) the Company has not
                                                         ---
refinanced, or obtained an irrevocable commitment from a bona fide lender to refinance, the 9% Maxwhale Notes with any Indebtedness having a maturity date of no earlier than June 1, 1995 (the "Intermediate Debt") or (B) the Company has not defeased the 9%
                                            ---
Maxwhale Notes, then (1) the Company shall pay to each holder of any Series B Notes an amount equal to the Interest Makewhole Payment, (2) the Company shall pay to each holder of any Series B Notes an amount equal to the Compensatory Fee and (3) if as of September 1, 1993 the Adjusted Interest Rate is in effect as a result of paragraph (b) above, the interest rate payable on this Series B Note shall be reset as of September 1, 1993 and thereafter to equal the Initial Interest Rate, and if the Adjusted Interest Rate is not in effect on September 1, 1993, the interest rate payable on this Series B Note as of September 1, 1993 and thereafter shall remain equal to the Initial Interest Rate, and in each case, subject only to paragraphs (c)(ii) and (c)(iv) below, the interest rate payable on this Series B Note shall be and remain equal to the Initial Interest Rate for all periods after September 1, 1993 notwithstanding that the conditions in paragraph (b) above are at such time or any time thereafter satisfied. All such payments of the Interest Makewhole Payment and the Compensatory Fee shall be made to the holders of this Series B Note, ratably in accordance with the unpaid principal amounts thereof, in immediately available funds within 10 days after September 1, 1993.

               (ii) In the event (A) on or prior to September 1, 1993 the Company has not refinanced, or obtained an irrevocable
                     ---
commitment from a bona fide lender to refinance, the 9% Maxwhale Notes with Intermediate Debt, or has not defeased the 9% Maxwhale Notes, and (B) on or prior to June 1, 1995, the Company has refinanced, or obtained an irrevocable commitment from a bona fide lender to refinance, the 9% Maxwhale Notes with any Indebtedness having a Weighted Average Life to Maturity greater than this Series B Note or has defeased the 9% Maxwhale Notes and (C) the interest rate payable on this Series B Note, as of the date (the "Refinancing Date") on which the Company has refinanced, or obtained an irrevocable commitment from a bona fide lender to refinance , or has defeased, the 9% Maxwhale Notes, is equal to the Initial Interest Rate as a result of paragraph (c)(i) above, then, subject to paragraph (c)(v) below, the interest rate payable on this Series B Note may as of any Interest Payment Date on or following the Refinancing Date be reset pursuant to the provisions of paragraph (b) above to equal the Adjusted Interest Rate.

               (iii) In the event (A) the Company has on or prior to September 1, 1993 refinanced, or obtained an irrevocable commitment from a bona fide lender to refinance, the 9% Maxwhale Notes with Intermediate Debt or has defeased the 9% Maxwhale Notes, and (B) the interest rate payable on this Series B Note as of June 1, 1995 is equal to the Adjusted Interest Rate as a result of paragraph (b) above, and (C) on or prior to June 1, 1995, the Company has not refinanced, or obtained an irrevocable commitment
            ---
from a bona fide lender to refinance, the Intermediate Debt with any Indebtedness having a Weighted Average Life to Maturity greater than this Series B Note, or has not defeased the 9% Maxwhale Notes, then (1) the Company shall pay to the holders of this Series B Note the Interest Makewhole Payment, (2) the Company shall pay to the holders of this Series B Note the Compensatory Fee and (3) the interest rate payable on this Series B Note shall be reset effective as of June 1, 1995 and for all periods thereafter to equal the Initial Interest Rate, and shall be and remain equal to the Initial Interest Rate, subject only to paragraph (c) (iv) below, for all periods after June 1, 1995 notwithstanding that the conditions in paragraph (b) above are at such time or any time thereafter satisfied. All such payments of the Interest Makewhole Payment and Compensatory Fee shall be made to the holders of this Series B Note, ratably in accordance with the unpaid principal amounts thereof, in immediately available funds within 10 days after June 1, 1995.

               (iv) in the event (A) the Company has on or prior to September 1, 1993 refinanced, or obtained an irrevocable commitment from a bona fide lender to refinance, the 9% Maxwhale Notes with Intermediate Debt or has defeased the 9% Maxwhale Notes, and (B) on or prior to June 1, 1995, the Company has not refinanced, or
                                          ---
obtained an irrevocable commitment from a bona fide lender to refinance, the Intermediate Debt with any Indebtedness having a

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






Weighted Average Life to Maturity greater than this Series B Note, or has not defeased the 9% Maxwhale Notes, and (C) the interest rate payable on this Series B Note has been reset pursuant to paragraph (c)(iii) above to equal the Initial Interest Rate effective as of June 1, 1995, and (D) on or after June 1, 1995 the Company has refinanced the 9% Maxwhale Notes with any Indebtedness having a Weighted Average Life to Maturity greater than this Series B Note, or defeased the 9% Maxwhale Notes, then, subject to paragraph (c)(v) below, the interest rate payable on this Series B Note as of any Interest Payment Date on or following the date on or after June 1, 1995 on which the 9% Maxwhale Notes were so refinanced (or such an irrevocable commitment obtained) or defeased, may be reset pursuant to the provisions of paragraph (b) above to equal the Adjusted Interest Rate.

               (v) If at any time during which the Adjusted Interest Rate is in effect pursuant to this Sec.5.21, the Company's Interest Coverage Ratio with respect to the 12-month period ending with the last day of the quarterly fiscal period immediately preceding any Interest Payment Date is less than that required with respect to such Interest Payment Date pursuant to paragraph (b)(ii) above, the interest rate payable on this Series B Note as of such Interest Payment Date shall be reset and equal to the Initial Interest Rate, which shall remain in effect until such time as the interest rate may be reset to the Adjusted Interest Rate pursuant to paragraph (b) above without violation of any other provision of this Sec.5.21.

          The principal hereof and interest hereon and premium, if any, are payable at the principal office of the Company in Stamford, Connecticut in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

          This Series B Note is one of the Series B Senior Notes due March 1, 2000 (the "Series B Notes") of the Company in the aggregate principal amount not to exceed $6,381,831.50 issued or to be issued under and pursuant to the terms and provisions of that certain Purchase Agreement dated as of September 1, 1991, as amended by the First Amendment dated as of January 21, 1994 (the "Purchase Agreement"), entered into by the Company with the original purchaser therein referred to. The Series B Notes, together with the Company's Series A Subordinated Notes due March 1, 2000 in aggregate principal amount not to exceed $6,381,831.50 issued pursuant to the Purchase Agreement, are sometimes collectively referred to as the "Notes" and this Series B Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Purchase Agreement to all the benefits provided for thereby or referred to therein, to which Purchase Agreement reference is hereby made for the statement thereof. Capitalized terms used but not otherwise defined herein


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






have the respective meanings assigned to them under the Purchase
Agreement.

          This Series B Note and the other Notes outstanding under the Purchase Agreement may be declared due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Purchase Agreement.

          This Series B Note is not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 6 of the Purchase Agreement.

          Payment of this Series B Note is subject to certain home office payment agreements contained in the Purchase Agreement pursuant to which this Series B Note was issued and any transferee of this Series B Note must verify with the Company the principal amount of this Series B Note, the date to which interest has been paid thereon and the amount of all redemption payments previously made in respect thereof.

          This Series B Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Series B Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Series B Note shall be made only to or upon the order in writing of the registered holder.

          This Series B Note and the Purchase Agreement shall be governed and construed in accordance with New York law, without regard to the conflicts of law provisions thereof.

                              PETROLEUM HEAT AND POWER CO., INC.
                              a Minnesota corporation


                              By________________________________
                                   George Leibowitz
                                   Senior Vice President











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